Mine Safety Disclosures

Our mines are operated subject to the regulation of the Federal Mine Safety and Health Administration ("MSHA"), under the Fed eral Mine Safety and Health Act of 1977 (the "Mine Act"). In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") was signed into law, and amended in December 2011. When MSHA believes a violation of the Mine Act has occurred, it may issue a citation for such violation, including a civil penalty or fine, and the mine operator must abate the alleged violation.

As required by the reporting requirements of the Dodd-Frank Act, as amended, the table below presents the following information for the quarter ended March 31, 2024.

								Received	Received
								Notice of	Notice of	Legal
								Pattern	Potential	Actions
			Section			Total Dollar	Total	of	to have	Pending	Legal	Legal
			104(d)			Value of	Number	Violations	Patterns	as of	Actions	Actions
	Section	Section	Citations	Section		MSHA	of Mining	Under	Under	Last	Initiated	Resolved
	104 S&S	104(b)	and	110(b)(2)	Section 107(a)	Assessments	Related	Section	Section	Day of	During	During
Mine	Violations	Orders	Orders	Violations	Orders	Proposed	Fatalities	104(e)	(c)	Period	Period	Period
South Mountain Project	0	0	0	0	0	$ 0	0	no	no	0	0	0

Trout Creek Project	0	0	0	0	0	$ 0	0	no	no	0	0	0